SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         TANKNOLOGY ENVIRONMENTAL, INC.
               (Name of Registrant as Specified in its Charter)

     _____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                         TANKNOLOGY ENVIRONMENTAL, INC.
                         10235 W. LITTLE YORK, SUITE 405
                              HOUSTON, TEXAS 77040

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 24, 1997

To the Shareholders of
Tanknology Environmental, Inc.:


      NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of Tanknology Environmental, Inc. (the "Company") will be held at the Ramada Hotel Northwest, 12801 Northwest Freeway, Houston, Texas 77040 on the 24th day of April, 1997, at 2:00 p.m. (local time) for the following purposes:

      1. To elect two (2) directors to hold office until the 2000 Annual Meeting of Shareholders of the Company or until their respective successors shall have been duly elected and shall have qualified, and

      2. To amend the Articles of Incorporation to change the name of the Company to "TEI, Inc.", and

      3. To transact any and all other business that may properly come before the meeting or any adjournment(s) thereof.

      The Board of Directors has fixed the close of business on March 7, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of, and to vote at, such meeting or any adjournments thereof. Only shareholders of record as of the close of business on the Record Date are entitled to receive notice of and to vote at such meeting. The stock transfer books will be available for inspection at the meeting.

      You are cordially invited to attend the meeting; however, regardless of whether you expect to attend the meeting in person, you are urged to promptly sign, date and mail the enclosed form of proxy so that your shares of stock may be represented and voted at the meeting. Your proxy will be returned to you if you should be present at the meeting and should request such return in the manner provided for revocation of proxies on the initial page of the enclosed Proxy Statement.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    RICK BERRY
                                    SECRETARY

March 31, 1997

                        TANKNOLOGY ENVIRONMENTAL, INC.
                       10235 W. LITTLE YORK, SUITE 405
                             HOUSTON, TEXAS 77040

                               PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD APRIL 24, 1997

                         ---------------------------

                   SOLICITATION AND REVOCABILITY OF PROXIES

      The accompanying proxy is solicited by the Board of Directors of Tanknology Environmental, Inc., a Texas corporation (the "Company"), to be voted at the 1997 Annual Meeting of Shareholders of the Company to be held on April 24, 1997 (the "Annual Meeting"), at the time and place, and for the purposes, set forth in the accompanying Notice of Annual Meeting, and at any adjournment(s) of that meeting. WHEN PROXIES IN THE ACCOMPANYING FORM ARE PROPERLY EXECUTED AND RECEIVED, THE SHARES REPRESENTED THEREBY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTIONS NOTED THEREON; IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED HEREIN AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE MEETING.

      Each shareholder of the Company giving a proxy has the unconditional right to revoke his proxy at any time prior to its exercise either in person at the Annual Meeting or by giving written notice to the Company addressed as follows:
10235 W. Little York, Suite 405, Houston, Texas 77040, Attention: Rick Berry, Secretary. No revocation by written notice shall be effective unless and until such notice has been received by the Secretary of the Company prior to the day of the Annual Meeting or by the inspector(s) of elections at the Annual Meeting.

      The principal executive offices of the Company are located at 10235 W. Little York, Suite 405, Houston, Texas 77040.

      This Proxy Statement and accompanying form of proxy are being mailed to the Company's shareholders on or about March 31, 1997. The Company's Annual Report to Shareholders covering the Company's fiscal year ended December 31, 1996, is being mailed to shareholders together with this Proxy Statement but does not form any part of the materials for solicitation of proxies.

      In addition to the solicitation of proxies by use of the mail and through this Proxy Statement, directors, officers and regular employees of the Company may solicit the return of proxies, either by mail, personal contact, telephone, telecopy or telegraph. Officers and employees of the Company will not be additionally compensated for their solicitation efforts, but will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees, and fiduciaries will be requested, in connection with shares registered in their names, to forward solicitation materials to the beneficial owners of such shares.

      All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement, the enclosed form of proxy, and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.


                            PURPOSES OF THE MEETING

      At the Annual Meeting, the Company's shareholders will be asked to consider and act upon the following matters:

      1. The election of two (2) directors to hold office until the 2000 Annual Meeting of Shareholders of the Company or until their respective successors shall have been duly elected and shall have qualified, and

      2. To amend the Articles of Incorporation to change the name of the Company to "TEI, Inc.", and

      3. The transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

                               QUORUM AND VOTING

      The identity of shareholders entitled to receive notice of and to vote at the Annual Meeting and the number of votes allotted to each shareholder was determined as of the close of business on March 7, 1997 (the "Record Date"). On the Record Date, there were 14,244,012 outstanding shares of Common Stock, par value $.01 per share (the "Common Stock").

      Each shareholder of record as of the Record Date will be entitled to one vote per share of Common Stock held of record on each matter acted upon at the meeting. Neither the Articles of Incorporation nor the Bylaws of the Company provide for cumulative voting rights. The presence, in person or by proxy, of the holders of at least a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business with respect to each matter to be considered at the Annual Meeting. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the meeting is required for the election of the directors, and the affirmative vote of two-thirds of the outstanding shares of Common Stock is required for the amendment to the Articles of Incorporation. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted as voting for purposes of determining whether a proposal has received the necessary number of votes for approval of the proposal.

                            PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information as of the Record Date with respect to beneficial ownership of the Company's Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, (iii) each of the executive officers named below, and (iv) all executive officers and directors as a group:


  NAME OF BENEFICIAL OWNER                SHARES BENEFICIALLY OWNED (A)
----------------------------            -----------------------------------
                                            NUMBER             PERCENTAGE
                                         --------------        ------------
R. L. Waltrip (b)                         750,420 (c)(d)           5.27%

T. G. Bogle (e)                           310,669   (c)            2.18%

Samuel W. Rizzo (b)                       681,000 (d)(f)           4.78%

Donald R. Campbell (e)                    106,660   (p)             *

T. Craig Benson (b)                        45,500   (g)             *

Tony Coelho (l)                            62,165   (c)             *

James H. Greer (m)                        105,500   (h)             *

W. Blair Waltrip (b)                    1,476,666 (i)(n)          10.37%
                                                    (o)
Holly Waltrip Benson (b)                1,339,166 (j)(n)           9.40%

Robert L. Waltrip, Jr. (b)              1,427,000 (k)(n)          10.01%
                                                    (o)
Rick Berry (e)                             18,555   (q)             *

Lindner Growth Fund                     1,438,600   (r)           10.10%

Steven R. Fredrich (e)                     22,333   (s)             *

Kevin G. Keegan (e)                        10,833   (t)             *

Russell L. Reichert (e)                     7,500   (t)             *

All executive officers & directors      3,585,301                 25.17%
as a group (12 persons)
------------------
 *    Represents less than 1% of the outstanding Common Stock.

(a) Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares owned do not include certain shares of restricted stock granted to nonemployee directors effective as of January 1, 1997, the vesting of which is subject to the provisions of the 1991 Nonemployee Director Stock Option Plan. See "Executive Compensation."

(b) The principal business address of such beneficial owner is 1929 Allen Parkway, Houston, Texas 77019.

(c) Includes 40,500 shares subject to options exercisable within 60 days of the Record Date.

(d) Includes 12,500 shares owned by the Lone Star Flight Museum, a Texas nonprofit corporation, which is qualified as a public charity under
      Section 501(c)(3) of the Internal Revenue Code. The Lone Star Flight Museum was founded by R. L. Waltrip. R. L. Waltrip is chairman of the board of trustees of such corporation and Claire Waltrip, his wife, and Samuel W. Rizzo are each members of the board of trustees. Consequently, each such person may be deemed to beneficially own such shares in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); however, such beneficial ownership is specifically disclaimed.

(e) The principal business address of such beneficial owner is 10235 W. Little York, Suite 405, Houston, Texas 77040.

(f) Includes 72,125 shares owned by the 1985 Sedad Trust of which Mr. Rizzo is the settlor and a co-trustee with his wife, 164,000 shares owned by the 1992 Rizzo Family Trusts of which Samuel W. Rizzo is a settlor and co-trustee with his wife, and 40,500 shares subject to options exercisable within 60 days of the Record Date.

(g) Includes 40,500 shares subject to options exercisable within 60 days of the Record Date. Does not include shares owned by Mr. Benson's wife, Holly Waltrip Benson, and included in the table as owned by her.

(h) Includes 60,000 shares owned by Mr. Greer's wife and 40,500 shares subject to options exercisable within 60 days of the Record Date held by Mr. Greer. Mr. Greer disclaims beneficial ownership of the shares owned by his wife.

(i) Includes 40,500 shares subject to options exercisable within 60 days of the Record Date, 125,880 shares owned by Mr. Waltrip as custodian for his minor children, 1,078,286 shares owned by the William Blair Waltrip Trust, of which Mr. Waltrip is the trustee and beneficiary, and 10,000 shares owned by the William Blair Waltrip Children's Trusts of 1985 (see item (k) below).

(j) Includes 1,234,166 shares owned by the Holly Waltrip Trust, of which Mrs. Benson is the trustee and beneficiary.

(k) Represents 1,200,000 shares owned by the Robert L. Waltrip, Jr. Trust, of which Robert L. Waltrip, Jr., is the trustee and beneficiary. Also includes 10,000 shares held as trustee for the minor children of W. Blair Waltrip under the William Blair Waltrip Children's Trusts of 1985, as to which both W. Blair Waltrip and Robert L. Waltrip, Jr. disclaim beneficial ownership.

(l) The principal business address of such beneficial owner is 1325 Avenue of the Americas, 26th Floor, New York, New York 10019.

(m) The principal business address of such beneficial owner is 3025 Maxroy, Houston, Texas 77008.

(n) Includes 105,000 shares owned by the Robert L. Waltrip 1992 Trust #1, of which Robert L. Waltrip, Jr., W. Blair Waltrip, and Holly Waltrip Benson are Co-Trustees.

(o) Includes 112,000 shares owned by the Waltrip 1987 Grandchildrens Trust for the benefit of the grandchildren of R.L. Waltrip, of which Robert L. Waltrip, Jr. and W. Blair Waltrip are Co- Trustees, as to which both Robert L. Waltrip, Jr. and W. Blair Waltrip disclaim beneficial ownership.

(p) Includes 30,000 shares subject to options exercisable within 60 days of the Record Date.

(q) Includes 18,000 shares subject to options exercisable within 60 days of the Record Date.

(r) Shares held in a fiduciary capacity by Ryback Management Corp. and/or Lindner Investment Series Trust, 7711 Carondelet Ave., Box 16900, St. Louis, MO 63105, for the benefit of Lindner Growth Fund.

(s) Includes 1,333 shares owned by Mr. Fredrich as custodian for his minor son and 21,000 shares subject to options exercisable within 60 days of the Record Date. Mr. Fredrich resigned as a director and officer of the Company in January 1997.

(t) Includes 7,500 shares subject to options exercisable within 60 days of the Record Date. Mssrs. Keegan and Reichert resigned in October 1996.

The Company is unaware of any arrangement the operation of which may at a subsequent date result in a change of control of the Company. No change in control of the Company has occurred since January 1, 1996.

                              ELECTION OF DIRECTORS
                                    (Item 1)

      The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes, with the terms of office of the directors of one class to expire each year, and that the number of directors at any one time constituting the Board of Directors shall as nearly as possible be divided equally among the three classes. The Board of Directors is currently comprised of three classes of directors with three directors in each class. Two directors have been nominated for election at the Annual Meeting because Steven
R. Fredrich has declined to stand for reelection.

      Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to vote the shares represented by such proxy for the election of the following named nominees for the office of director of the Company, to serve as directors of the Company until the 2000 Annual Meeting of Shareholders of the Company or until their respective successors shall have been duly elected and shall have qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the nominees is presently a director of the Company.


      NAME                      AGE         POSITION
      ----                      ---         --------
Donald R. Campbell               56          President, Chief Executive
                                             Officer, Chief Operating Officer,
                                             Director of the Company,
                                             Member of Executive Committee

T. Craig Benson                  34          Director of the Company,
                                             Member of  Audit Committee and
                                             Executive Committee

      Donald R. Campbell has been President and Chief Operating Officer of the Company since December 1991, a director of the Company since September 1990, and Chief Executive Officer since April 1994. Mr. Campbell was Executive Vice President of Finance and Chief Financial Officer of the Company from September 1990 to December 1991 and was Treasurer of the Company from October 1990 to December 1991.

      T. Craig Benson has been a director of the Company since March 1990. Since May 1987, he has been employed in various capacities with Service Corporation International ("SCI"), a publicly held holding company that owns and operates funeral homes, cemeteries, and other related businesses and currently serves as Vice President -- International Operations of SCI.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    THAT SHAREHOLDERS VOTE "FOR" EACH OF THE
                INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR

                        DIRECTORS AND EXECUTIVE OFFICERS

      The following sets forth certain information as of March 31, 1997, regarding the other directors of the Company who will continue to serve as directors of the Company until the expiration of their terms, the executive officers and the significant employees of the Company and its principal wholly owned subsidiaries, Tanknology/Engineered Systems, Inc. ("ESI") and Energy Recovery Resources, Inc.
("ERRI").
                                                                       DIRECTOR
                                                                         TERM
     NAME                 AGE          POSITION                        EXPIRING
     ----                 ---          --------                        --------
T. G. Bogle (a)            66   Director of the Company                   1999

Tony Coelho (b)            54   Director of the Company                   1998

James H. Greer (b) (c)     70   Director of the Company                   1999

Rick Berry                 43   Executive Vice President, Chief Financial
                                Officer, Secretary, and Treasurer of the Company

Samuel W. Rizzo (a)(b)(c)  61   Director of the Company                   1998

R. L. Waltrip (a)          66   Chairman of the Board of Directors of the 1999
                                Company

W. Blair Waltrip (a) (d)   42   Director of the Company                   1998

Richard E. Mathers         50   President of ESI

Richard J. Martin          38   President of ERRI

-------------------------------------

(a) Member of the Executive Committee

(b) Member of the Compensation Committee

(c) Member of the Audit Committee

(d) Member of the Resolutions Committee

The following is a brief account of the business experience during the last five years of each director and executive officer of the Company. An account of the business experience of each nominee for director is set forth under the caption "Election of Directors."

      T. G. Bogle is a founder of the Company and has been a director since July 1988. Mr. Bogle was President and Chief Operating Officer of the Company from July 1988 to December 1991. From 1977 to 1988, he was owner and President of Houston International, Inc., which provided technical services and supplies to the international petroleum industry.

      Tony Coelho has been a director of the Company since March 1990. Since July 1995, Mr. Coelho has been Chairman and CEO of Coelho Associates, an investment consulting and brokerage firm. From 1989 to July 1995, he was a Managing Director of Wertheim Schroder & Co., Incorporated, an investment banking firm while concurrently serving as President and CEO of Wertheim Schroder Investment Services from 1990 to 1995. Mr. Coelho continues to serve as a Senior Advisor to both companies. Mr. Coelho is also a director of Circus Circus Enterprises, Inc., a company that owns and operates gaming, lodging and entertainment facilities; Specialty Retail Group, a company that invests in retail ventures; ICF Kaiser International, Inc., an engineering and consulting firm; Tele-Communications, Inc., a company that operates cable television and other telecommunications services; Crop Growers Corporation, which provides multi-peril crop insurance and other financial services to farmers; and SCI. Mr. Coelho also serves on the International Advisory Board of Fleishman-Hillard, Inc., a public relations company.

      James H. Greer has been a director of the Company since March 1990. He has been Chairman of Shelton W. Greer Co., Inc. a building specialty products company, for over 25 years. He is also a director of SCI and AmeriCredit Corporation, a consumer credit company.

      Rick Berry has been the Secretary of the Company since January 1997, Executive Vice President, Chief Financial Officer and Treasurer of the Company since December 1991, and was Vice President and Controller of the Company from September 1990 until December 1991. He has been Vice President and Chief Financial Officer of Tanknology Corporation International ("Tanknology") since August 1989. Mr. Berry was Chief Financial Officer of the distribution subsidiary of The Mischer Corporation, a Houston- based real estate construction and distribution company, from 1979 to 1989. Prior to that time he was employed as an accountant by Peat, Marwick, Mitchell & Co.

      Samuel W. Rizzo has been a director of the Company since July 1988. From July 1988 to October 1990, Mr. Rizzo also served as Treasurer. Mr. Rizzo is currently a consultant to SCI. He was an Executive Vice President and a director of SCI from February 1990 to October 1995, and he was a Senior Vice President/Executive Assistant to the Chairman of the Board of SCI from November 1987 to February 1990. He also held the office of Treasurer of SCI from February 1993 to February 1995. Mr. Rizzo is also a director of Cash America Investments, Inc. ("CAI"), a publicly held holding company that owns and operates pawn shops, and Hallmark Financial Services, Inc., a holding company for a non-standard auto insurance company.

      R. L. Waltrip has been the Chairman of the Board of the Company since July 1988. Mr. Waltrip also served as Chief Executive Officer from July 1988 to April 1994. Since 1962, he has been the Chairman of the Board and Chief Executive Officer of SCI. Mr. Waltrip also is a director of CAI.

      W. Blair Waltrip has been a director of the Company since July 1988. He has been employed in various capacities for SCI since 1977 and currently is an Executive Vice President and a director of SCI.

The following is a brief account of the business experience during the last five years of each significant employee of the Company and its subsidiaries.

      Richard E. Mathers has been President of ESI since March 1996. From November 1986 to March 1996, he was Vice President, Sales and Marketing for ESI.

      Richard J. Martin has been President of ERRI since January 1997 and Vice President since March 1996. From 1992 to 1996, he served as Executive Vice President and Chief Operating Officer of Culp

Petroleum Company, an oil distribution company. From 1991 to 1996, he was owner of Core Business Services, a provider of financial and marketing services to businesses.

      Officers are elected annually by the Board of Directors and serve at the discretion of the Board. R. L. Waltrip is the father of W. Blair Waltrip and the father-in-law of T. Craig Benson. There is no other family relationship among any of the directors or executive officers of the Company.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 1996 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

                               BOARD OF DIRECTORS

      The Board of Directors has a standing Executive Committee, which is composed of R.L. Waltrip, T.G. Bogle, Donald R. Campbell, T. Craig Benson, Samuel W. Rizzo, and W. Blair Waltrip. The Executive Committee has all of the powers and authorities of the Board of Directors in the management of the business affairs of the Company when the Board is not in session, except the power or authority to (i) fill vacancies in the membership of the Board of Directors, (ii) amend the Bylaws of the Company, or (iii) fill vacancies in the membership of the Executive Committee. The Executive Committee held six meetings during 1996.

      The Board of Directors has a standing Compensation Committee, which is composed of Tony Coelho, James H. Greer, and Samuel W. Rizzo. The Compensation Committee makes recommendations to the Board of Directors regarding (i) the compensation of the officers of the Company and (ii) the granting of stock options to employees of the Company. The Compensation Committee held one meeting during 1996.

      The Board of Directors has a standing Audit Committee, which is composed of T. Craig Benson, James H. Greer, and Samuel W. Rizzo. The Audit Committee is responsible for consulting with the independent public accountants for the Company with regard to the adequacy of internal controls and the plan of audit, as well as reviewing the audit report and management letter and matters concerning financial reporting, accounting and audit procedures, and procedures generally. The Audit Committee held two meetings during 1996.

      The Board of Directors held five meetings during 1996. Various matters were approved during the last fiscal year by unanimous written consent of the Board of Directors. During fiscal 1996, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees of the Board of Directors on which each director served.

      Directors receive $1,500 for each meeting of the Board of Directors attended and nonemployee directors receive $1,000 for each executive committee meeting attended. Each nonemployee director receives $750 for any other committee meeting attended.

      Pursuant to the 1991 Nonemployee Director Stock Option Plan, each nonemployee director is granted 1,000 shares of restricted Common Stock on each January 1st. The restricted Common Stock becomes fully vested one year from the date of grant if the grantee is still a director on such date.


                             EXECUTIVE COMPENSATION

      Shown below is the Summary Compensation Table which sets forth compensation for services paid to the chief executive officer of the Company and for all other executive officers whose total salary and bonus exceeded $100,000 for the periods presented. Until April 1994, the Chairman of the Board served as Chief Executive Officer. In April 1994, the bylaws of the Company were amended to provide that the Chief Executive Officer shall be appointed by the Board of Directors. Mr. R.L. Waltrip, in his capacity as Chairman of the Board, served as Chief Executive Officer until April 1994. Mr. Campbell was appointed Chief Executive Officer in April 1994. Mr. Waltrip received no compensation in his position as Chairman of the Board, other than director fees and noncash compensation paid to other nonemployee directors. Mr. Waltrip devotes substantially all of his time to his duties as Chairman of the Board and Chief Executive Officer of SCI.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                     COMPENSATION
                                      ANNUAL COMPENSATION                AWARDS
                               --------------------------------   --------------------
                                                                  RESTRICTED                 ALL
   NAME AND                                                         STOCK     OPTIONS/      OTHER
   PRINCIPAL                           SALARY       BONUS          AWARD(S)     SARS        COMP.
   POSITION                    YEAR      ($)         ($)             ($)        (#)          ($)
 ------------                  ----    -------     ------        ------------  -------      -----
Donald R ..................    1996    172,000     50,000 (5)(1)     0.00           0       7,500 (2)
Campbell, .................    1995    172,000          0    (1)                    0       6,000 (2)
President, COO ............    1994    169,824          0    (1)              200,000       5,700 (2)
and CEO

Rick Berry, ...............    1996    123,311     35,000 (4)(1)     0.00           0           0
Exec. VP/CFO ..............    1995    112,800     15,000 (3)(1)                    0           0
                               1994    111,473          0    (1)              120,000           0

Steven R ..................    1996    129,392          0 (6)(1)     0.00           0       7,500 (2)
Fredrich, .................    1995    126,000          0    (1)                    0       6,000 (2)
Exec. VP/ .................    1994    124,408          0    (1)              100,000       5,700 (2)
Secretary

Jack Holder, ..............    1996    120,000          0 (6)(1)     0.00           0           0
President, ERRI ...........    1995    120,000          0    (1)                    0           0
                               1994     90,000          0    (1)                    0           0

Kevin Keegan, .............    1996    114,231     20,000 (8)(1)     0.00           0           0
President, ................    1995    119,832     19,111 (3)(1)               50,000           0
Tanknology ................    1994     99,244          0    (1)               10,000           0

Russell Reichert, .........    1996    112,000     20,000 (8)(1)     0.00           0           0
Exec. VP, .................    1995    129,278          0    (1)               50,000      28,731 (7)
Tanknology ................    1994     84,727          0    (1)               10,000           0

(1) Received certain perquisites totaling not more than the lesser of $50,000 or 10% of salary and bonus.

(2)   Director Fees.

(3) Represents cash bonus approved by Compensation Committee and paid in 1996 with respect to 1995 earnings of the Company.

(4) Represents cash bonus approved by Compensation Committee and paid in 1996 with respect to 1996 earnings of the Company.

(5) Represents cash bonus approved by Compensation Committee and paid in 1997 with respect to 1996 earnings of the Company.

(6)   Steven R. Fredrich and Jack Holder resigned in January 1997.

(7) During 1995, Tanknology purchased a patent from T & R Solutions, a company in which Mr. Reichert is a principal owner. In exchange for assignment of the patent rights, T & R Solutions was paid $25,000 and given a royalty of 10% on all future sales of the product, until a total of $100,000 in royalties is paid, after which the royalty reverts to 5% of sales. Tanknology also purchased inventory in the transaction for $3,731.

(8) Each of Messrs. Keegan and Reichert resigned in October 1996, and subsequently entered into an employment release agreement and a two-year consulting contract with the Company for which the officer was paid a total of $20,000 during 1997. Pursuant to such consulting agreement, the expiration date of any outstanding options was changed from January 26, 2005 to January 8, 1999.

      The following tables set forth details of options held by the individuals listed in the Summary Compensation Table.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

      No options were granted during 1996.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                         NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN-THE
                                                         OPTIONS/SARS AT FY-END        MONEY OPTIONS/SARS AT
                         SHARES                             (#)                             FY-END ($)
                        ACQUIRED       VALUE REALIZED   -------------------------    -------------------------
     NAME             ON EXERCISE(#)       ($)          EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
------------------    -------------    --------------   -------------------------    -------------------------
Donald R. Campbell          0                0               30,000/170,000                    0/0
Rick Berry                  0                0               18,000/102,000                    0/0
Steven R. Fredrich          0                0               21,000/85,000                     0/0
Jack Holder                 0                0                    0/0                          0/0
Kevin Keegan                0                0               7,500/42,500                      0/0
Russell Reichert            0                0               7,500/42,500                      0/0

      As of the date of this Proxy Statement, the Company had employment contracts with the following individuals named in the Summary Compensation
Table:


                                                                   EMPLOYMENT
NAME                                                            CONTRACT EXPIRES
------------------                                              ---------------
Donald R. Campbell ......................................           12/31/97
Rick Berry ..............................................           12/31/97
Jack Holder .............................................            1/31/98

      Contracts with Messrs. Campbell and Berry provide that in the event that the employment of the contracting employee is terminated by the Company without cause, the Company is obligated to continue to pay the employee his base salary through the term of the contract. If the employee, on proper notice, terminates his employment, the Company is obligated to continue to pay the employee 50% of his base salary through the term of the contract. Each contract also contains provisions whereby the Company may elect to continue to pay the employee beyond the term of the contract in exchange for the employee's agreement to not compete with the Company.

      The contract with Mr. Holder provides for termination by the employer for cause, or by Mr. Holder on sixty days' notice. A restrictive covenant in the Employment Agreement in conjunction with a separate Noncompete Agreement prevents Mr. Holder from competing with the Company in certain markets for a period that ends no sooner than January 2004. Pursuant to the Noncompete Agreement, Mr. Holder is entitled to receive five annual payments of $75,000 each. Such payments begin in 1997 and end in the year 2002.

                  AMENDMENT TO THE ARTICLES OF INCORPORATION
                                 (PROPOSAL 2)

      The Board of Directors of the Company unanimously adopted a proposed amendment to Article One of the Company's Articles of Incorporation and recommended that such amendment be submitted to the shareholders of the Company for approval and adoption. The proposed amendment would change the name of the Company to "TEI, Inc." Pursuant to the October 1996 Stock Purchase Agreement in which the Company sold its tank testing operations to NDE Environmental, Inc., the Company agreed to discontinue the use of the name "Tanknology."

      Therefore, the Board recommends that the shareholders vote in favor of the change of corporate name. If the shareholders approve such name change, the Article One of the Company's Articles of Incorporation will be amended to read in its entirety as follows:

      "ARTICLE ONE.  The name of the Corporation is TEI, Inc."

      Approval of Proposal No. 2 requires the favorable vote of two-thirds of the outstanding shares of Common Stock. As soon as practicable following approval, the Company intends to file the amendment to its Articles of Incorporation with the Secretary of State of Texas, which amendment would become effective upon the filing thereof.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF TANKNOLOGY ENVIRONMENTAL, INC. TO CHANGE THE COMPANY'S NAME AS DESCRIBED ABOVE.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

      The Compensation Committee of the Board of Directors consists of Tony Coelho, Samuel W. Rizzo, and James H. Greer. Mr. Rizzo was formerly Treasurer of the Company, but has not been an officer since March 1990. Mr. Rizzo is a member of the Compensation Committee of the board of Hallmark Financial Services, Inc. Mr. Coelho is also a member of the Compensation Committees of the boards of Circus Circus Enterprises, Inc. and ICF Kaiser International. Mr. Greer is also a member of the Compensation Committee of the boards of Service Corporation International and AmeriCredit Corporation.

      No member of the Compensation Committee is or has been an officer (within the past five years) or employee of the Company or any of its subsidiaries or had any significant relationship requiring disclosure pursuant to Item 404 of Regulation S-K. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officers of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

                       REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is responsible for
(i) administration of the 1989 Stock Option Plan and (ii) development of recommendations to the Board concerning all matters related to compensation of directors, officers, and key employees of the Company and its subsidiaries. This report documents the Committee's philosophy and strategy regarding executive compensation and the specific nature of compensation programs currently in place at the Company.

COMPENSATION PHILOSOPHY AND PROGRAMS

      The Committee holds the following values regarding executive compensation at the Company:

o Base salary levels should be of a competitive nature that allows the Company to attract and retain top management talent.

o Annual cash incentives should be available to reward management's efforts in positioning the Company for growth to recognize their efforts in expanding the revenue base of the Company, and for managing the Company on a profitable basis.

o Stock-based long-term incentives should be available that link the performance of management with the interests of the shareholders and tie a significant portion of overall compensation to the long-term success of the Company.

      To achieve these compensation objectives, the Committee administers several executive compensation programs for the Company. The Committee retains the services of outside consultants from time to time to evaluate the competitiveness and appropriateness of each element of this overall program. A description of the program and the decision criteria for each element of the program are as follows:

BASE SALARY. The Committee establishes base salary levels according to its business experiences with growth-oriented companies. The Committee believes that base salaries for key executives are fair and reasonable and enables the Company to retain the necessary talent to manage the Company effectively. The firm of Towers Perrin has been retained from time to time by the Committee to survey base compensation levels, bonus amounts, and long-term incentive programs at comparable companies. Based on such surveys, the Committee has established base salary levels among executives of the Company that are reasonably necessary to protect the interests of the Company and which, in general, are consistent with the practices of comparable companies.

ANNUAL CASH INCENTIVES. Annual cash bonuses are awarded for performance during the year that the Committee and Board believe contributed positively to the growth and profitability of the Company. The magnitude of each award is based solely on the discretion of the Committee. Cash bonuses have been awarded with respect to 1996 operations as shown in the "Summary Compensation Table."

LONG-TERM INCENTIVES. The Company periodically issues stock options to key executives through the 1989 Stock Option Plan. Exercise prices of options are based on the fair market value of the Company's stock on the date of grant. The Committee believes that the issuance of stock options provides the necessary alignment of management performance with the long-term expectations of our shareholders.

CEO COMPENSATION

      Mr. Campbell was appointed Chief Executive Officer in April 1994. No adjustment was made to Mr. Campbell's compensation as a result of being named CEO. The base compensation of the CEO is established at a level that is below the average base salary of CEO's of comparably-sized companies, based on data supplied by an outside benefits consultant.

      On October 25, 1996, the Company disposed of certain assets and liabilities, which consisted of the stock of its wholly owned subsidiaries, Tanknology Corporation International including its cathodic protection division d/b/a Tanknology Cathodic Protection, USTMAN Industries, Inc., and Tanknology Canada (1988), Inc., collectively known as "the Tank Testing Group" to NDE Environmental Corporation ("NDE"), a Delaware corporation, an unrelated third party. The disposition of the Tank Testing Group was made pursuant to a Stock Purchase Agreement ("the Agreement") between the Company and NDE dated October 7, 1996. The terms of the Agreement were determined by arm's-length negotiation between the Company and NDE.

      With respect to the foregoing, during 1997, Mr. Campbell was paid a bonus of $50,000.

COMPANY POLICY ON QUALIFYING COMPENSATION

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table which is not "performance-based" as defined in section 162(m). In order for incentive compensation to qualify as "performance-based" as defined in section 162(m), the Compensation Committee's discretion to grant awards must be strictly limited. The Compensation Committee believes that the benefit to the Company of retaining the ability to exercise discretion under the Company's incentive compensation plans outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, the Compensation Committee does not currently intend to seek to qualify all of its incentive compensation plans under section 162(m).

SUMMARY

      The Committee believes that the compensation program currently in place for the Company's key executives is appropriate given the Company's size and position in this particular industry. The Committee believes that executive management has been extended the proper incentives to position the Company for future growth and profitability.

Tony Coelho, Chairman
Samuel W. Rizzo
James H. Greer

                               PERFORMANCE GRAPH

      The following graph provides a comparison of cumulative total shareholder returns among Tanknology Environmental, Inc., the S&P 500 and a selected group of peer companies. Each index assumes a $100 investment on January 1, 1992. Dividends, where applicable, are reinvested on a quarterly basis and each index is weighted quarterly according to market capitalization. The peer group index is composed of companies in the hazardous waste management industry with similar market capitalization. These companies are American Ecology, American Waste Services, Clean Harbors, Handex Corp. (formerly Handex Environmental Recovery), Kaneb Services, Martech USA, Matrix Service, OHM Corp, Omega Environmental, Quadrex Corp, Serv-Tech, Tetra Technologies, and the Company.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                 DEC91   DEC92   DEC93   DEC94   DEC95   DEC96
                                 -----   -----   -----   -----   -----   -----
TANKNOLOGY ENVIRONMENTAL INC      100      46      66      24      20      22
S&P 500 INDEX                     100     108     118     120     165     203
PEER GROUP                        100      68      64      43      39      42

                             CERTAIN TRANSACTIONS

      Effective December 31, 1991, the Company entered into a consulting agreement with T.G. Bogle, pursuant to which Mr. Bogle agreed to provide consulting services to the Company for five years. The Company was obligated to pay Mr. Bogle $200,000 per year in equal bi-weekly installments for his consulting services through December 31, 1996.

      The Company has a policy pursuant to which any transactions with directors, officers or principal shareholders will be on terms that the Company believes to be no less favorable than those obtainable from independent third parties.

                             INDEPENDENT AUDITORS

      Coopers & Lybrand L.L.P., Certified Public Accountants, Houston, Texas, were the independent auditors for the Company during the fiscal year ended December 31, 1996. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement at the meeting if he desires to do so, and will be available to respond to appropriate questions.

      The Board of Directors of the Company has not selected the Company's independent auditors for the fiscal year ending December 31, 1997. Shareholder approval and ratification of this selection is not required by law or by the Bylaws of the Company.

                                OTHER BUSINESS

      Management knows of no business other than that previously disclosed herein that will be brought before the meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of proxy, if authorized to do so by the proxy, to vote the shares covered by such proxy in their discretion as they may deem advisable.

                           PROPOSALS OF SHAREHOLDERS

      All proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices on or before December 1, 1997 for inclusion in the Company's Proxy Statement relating to that meeting.

                                    By Order of the Board of Directors

                                    RICK BERRY
                                    SECRETARY
March 31, 1997
Houston, Texas